Filed Pursuant to Rule 433
                                                         File No.: 333-138183-09

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $995,255,000 (approximate)

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $995,255,000 (approximate)

--------------------------------------------------------------------------------



             Securitized Asset Backed Receivables LLC Trust 2007-BR3
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                        New Century Mortgage Corporation
                               WMC Mortgage Corp.
                                   Originators

                                 HomEq Servicing
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2007-BR3



--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Transaction Summary
-------------------

                                                                         Avg. Life to    Mod. Dur. to
            Expected          Expected Ratings                Interest   Call(2)(3)/    Call(2)(3)(4)/
Class     Amount ($)(1)   (S&P/Fitch/DBRS/Moody's)    Index     Type     Mty(yrs)(3)    Mty(yrs)(3)(4)
-------   -------------   -------------------------   -----   --------   ------------   --------------
    A-1      85,034,000      AAA /AAA /AAA /Aaa          ***Not Offered - 144A Private Placement***
   A-2A     496,763,000      AAA /AAA /AAA /Aaa        1mL    Floating   1.00 / 1.00     0.96 / 0.96
   A-2B     227,512,000      AAA /AAA /AAA /Aaa        1mL    Floating   2.85 / 3.04     2.57 / 2.69
   A-2C      12,726,000      AAA /AAA /AAA /Aaa        1mL    Floating   6.12 / 11.74    5.12 / 8.44
    M-1      51,305,000    AA+ /AA+ /AA(high)/Aa1      1mL    Floating   5.55 / 6.06     4.71 / 5.02
    M-2      47,846,000    AA+ /AA+ /AA (high)/Aa2     1mL    Floating   4.90 / 5.39     4.21 / 4.52
    M-3      28,247,000        AA /AA /AA/Aa3          1mL    Floating   4.64 / 5.13     4.01 / 4.32
    M-4      26,517,000      AA/AA-/AA (low)/A1        1mL    Floating   4.53 / 5.00     3.91 / 4.21
    M-5      25,364,000     AA- /A+ /A (high)/A2       1mL    Floating   4.44 / 4.90     3.83 / 4.11
    M-6      21,329,000          A+ /A/A/A3            1mL    Floating   4.39 / 4.83     3.75 / 4.02
    B-1      20,176,000       A/A-/A (low)/Baa1        1mL    Floating   4.34 / 4.76     3.59 / 3.82
    B-2      18,447,000   BBB+/BBB+/BBB (high)/Baa2    1mL    Floating   4.30 / 4.70     3.56 / 3.78
    B-3      19,023,000       BBB/BBB/BBB/Baa3         1mL    Floating   4.28 / 4.64     3.54 / 3.74

                                                Approximate Initial
                                                   Subordination
Class     Payment Window to Call(2)(3)/Mty(3)        Level(5)
-------   -----------------------------------   -------------------
    A-1          ***Not Offered - 144A Private Placement***
   A-2A      06/07 - 04/09 / 06/07 - 04/09            28.70%
   A-2B      04/09 - 07/13 / 04/09 - 12/16            28.70%
   A-2C      07/13 - 07/13 / 12/16 - 01/22            28.70%
    M-1      03/12 - 07/13 / 03/12 - 06/20            24.25%
    M-2      07/11 - 07/13 / 07/11 - 12/19            20.10%
    M-3      04/11 - 07/13 / 04/11 - 06/19            17.65%
    M-4      02/11 - 07/13 / 02/11 - 01/19            15.35%
    M-5      12/10 - 07/13 / 12/10 - 08/18            13.15%
    M-6      11/10 - 07/13 / 11/10 - 03/18            11.30%
    B-1      10/10 - 07/13 / 10/10 - 10/17             9.55%
    B-2      09/10 - 07/13 / 09/10 - 04/17             7.95%
    B-3      08/10 - 07/13 / 08/10 - 10/16             6.30%

      (1)   Subject to a variance of plus or minus 5%.
      (2)   Assumes 10% optional clean-up call is exercised.
      (3) Based on 100% of the applicable prepayment assumption. See "Summary of Terms."
      (4)   Assumes pricing at par.
      (5)   Includes 6.30% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------

Issuer:                            Securitized Asset Backed Receivables LLC Trust 2007-BR3

Depositor:                         Securitized Asset Backed Receivables LLC

Originators:                       New Century Mortgage Corporation and WMC Mortgage Corp.

Servicer:                          Barclays Capital Real Estate Inc. d/b/a HomEq Servicing

Trustee:                           Deutsche Bank National Trust Company

Provider of Representations and    Barclays Bank PLC
Warranties with Respect to the
New Century Mortgage
Corporation Originated Mortgage
Loans:

Custodian:                         Deutsche Bank National Trust Company, with respect to the Mortgage Loans originated by New
                                   Century Mortgage Corporation, & Wells Fargo Bank, N.A., with respect to the Mortgage Loans originated by WMC Mortgage Corp.

Sole Manager:                      Barclays Capital Inc.

Rating Agencies:                   S&P/Moody's/Fitch/DBRS

Offered Certificates:              The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                   Class M-6, Class B-1, Class B-2 and Class B-3 certificates.

LIBOR Certificates:                The Class A-1 certificates and the Offered Certificates.

Expected Closing Date:             June 13, 2007

Delivery:                          DTC, Euroclear and Clearstream.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Distribution Dates:                The 25th of each month, or if such day is not a business day, on the next business day, beginning in June 2007.

Final Distribution Date:           The Distribution Date occurring in April 2037.

Due Period:                        With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:                 With respect to any Distribution Date, either (i) the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first
                                   Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii)
                                   the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:           With respect to any Distribution Date, the period commencing on the immediately preceding
                                   Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Accrued Interest:                  The price to be paid by investors for the Offered Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:                Actual/360

Interest Payment Delay:            Zero days

Cut-off Date:                      May 1, 2007

Tax Status:                        The Offered Certificates will represent "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as payments under notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S.
                                   federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:                 The Offered Certificates are expected to be ERISA eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:                 The Offered Certificates are not expected to constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificates:              Collectively, the Class A-1 certificates and the Class A-2 Certificates.

Class A-2 Certificates:            Collectively, the Class A-2A, Class A-2B and Class A-2C certificates.

Class M Certificates:              Collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and
                                   Class M-6 certificates.

Class B Certificates:              Collectively, the Class B-1, Class B-2 and Class B-3 certificates.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Mortgage Loans:                    The mortgage loans to be included in the trust will be adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. . Approximately 72.04% of the mortgage loans were purchased by an affiliate of the depositor from NC Capital Corporation, which in turn acquired them from New
                                   Century Mortgage Corporation. Approximately 27.96% of the mortgage loans were purchased by an affiliate of the depositor from WMC Mortgage Corp. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the
                                   Cut-off Date will be approximately $1,152,924,391. Approximately 80.87% of the mortgage loans are adjustable-rate mortgage loans and approximately 19.13% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of approximately 0.79% of the expected aggregate scheduled principal balance of the mortgage loans on the Closing Date that are expected to be 30-59 days delinquent as of the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:            As of the Cut-off Date, approximately $119.3 million of mortgage loans that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Group II Mortgage Loans:           As of the Cut-off Date, approximately $1,033.7 million of mortgage loans that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie
                                   Mae.

Monthly Servicer Advances:         The Servicer will be obligated to advance its own funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:                  The Expense Fee Rate with respect to each mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate and the custodian fee rate.

Servicing Fee Rate:                The Servicing Fee Rate with respect to each mortgage loan will be 0.50% per annum.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Pricing Prepayment Speed:          Fixed Rate Mortgage Loans, 7/23 Adjustable Rate Mortgage Loans and 10/20 Adjustable Rate Mortgage
                                   Loans: CPR starting at 4.6% CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                   Adjustable Rate Mortgage Loans (excluding 7/23 Adjustable Rate Mortgage Loans and 10/20
                                   Adjustable Rate Mortgage Loans): CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, 50% CPR in month 23 and remaining at 50% CPR through month 27, 35% CPR in month 28 and remaining at 35% CPR thereafter.

Credit Enhancement:                The credit enhancement provided for the benefit of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement Percentage:     For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate
                                   Class Certificate Balances of the Class M and Class B Certificates and (ii) the Subordinated
                                   Amount (in each case after taking into account the distributions of the related Principal
                                   Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                     The later to occur of:

                                   (i)   the earlier to occur of:

                                         (a)   the Distribution Date in June 2010 and

                                         (b)   the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero; and

                                   (ii)  the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated
                                         Principal Balance of the mortgage loans for that Distribution Date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Specified Senior Enhancement Percentage (approximately 57.40%).

Trigger Event:                     Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

Delinquency Trigger Event:         With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property, mortgage loans where the mortgagor has filed for bankruptcy and mortgage loans modified within 12 months of such distribution date) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due
                                   Period, equals or exceeds 27.87% of the prior period's Senior Enhancement Percentage.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Cumulative Loss Trigger Event:     With respect to any Distribution Date beginning with June 2009, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such
                                   Distribution Date.

                                   Distribution Date Occurring in   Loss Percentage
                                   ------------------------------   ---------------
                                   June 2009 through May 2010       1.550% for the first month, plus an additional 1/ 12th of 2.350%
                                                                    for each month thereafter (e.g., 2.725% in December 2009)
                                   June 2010 through May 2011       3.900% for the first month, plus an additional 1/ 12th of 2.200%
                                                                    for each month thereafter (e.g., 5.000% in December 2010)
                                   June 2011 through May 2012       6.100% for the first month, plus an additional 1/ 12th of 1.700%
                                                                    for each month thereafter (e.g., 6.950% in December 2011)
                                   June 2012 through May 2013       7.800% for the first month, plus an additional 1/ 12th of 1.100%
                                                                    for each month thereafter (e.g., 8.350% in December 2012)
                                   June 2013 and thereafter         8.900%

Optional Clean-up Call:            The Servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate
                                   Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap and Interest Rate Cap         Barclays Bank PLC, as Swap and Interest Rate Cap Provider, is a public limited company registered
Provider:                          in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Interest Rate Swap Agreement:      On the Closing Date, the Trust will enter into a Swap Agreement with an initial notional amount of approximately $1,075,857,112. Under the Swap Agreement, the Trust will be obligated to pay on each Distribution Date an amount which will range from [4.7544]% to [5.2200]% per annum on the notional amount set forth on the attached Swap Agreement schedule on a 30/360 basis (for the first period, 12 days) and the Trust will be entitled to receive an amount equal to one-month
                                   LIBOR on the notional amount as set forth in the Swap Agreement based on an actual/360 basis from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                   Generally, the Net Swap Payment will be deposited into a supplemental interest account (the
                                   "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                   Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related
                                   Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Interest Rate Cap Agreement:       On the Closing Date, the Trust will enter into an Interest Rate Cap Agreement with an initial notional amount of $0. Under the Interest Rate Cap Agreement, the Interest Rate Cap Provider will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of
                                   (a) the excess, if any, of (i) the then current one-month LIBOR rate over (ii) [5.37]% per annum and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached
                                   Interest Rate Cap Agreement Schedule and (y) the excess, if any, of (A) the aggregate Class
                                   Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached Swap Agreement Schedule, based on an "actual/360" basis until the Interest Rate Cap
                                   Agreement is terminated.

                                   Generally, the cap payments will be deposited into the Supplemental Interest Account by the
                                   Trustee pursuant to the pooling and servicing agreement and amounts on deposit in the
                                   Supplemental Interest Account will be distributed in accordance with the terms set forth in the pooling and servicing agreement.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Credit Enhancement Percentage:     Initial Subordination Level       After Stepdown
                                                                   Subordination Level
                                   Class A:           28.70%      Class A:       57.40%
                                   Class M-1:         24.25%      Class M-1:     48.50%
                                   Class M-2:         20.10%      Class M-2:     40.20%
                                   Class M-3:         17.65%      Class M-3:     35.30%
                                   Class M-4:         15.35%      Class M-4:     30.70%
                                   Class M-5:         13.15%      Class M-5:     26.30%
                                   Class M-6:         11.30%      Class M-6:     22.60%
                                   Class B-1:          9.55%      Class B-1:     19.10%
                                   Class B-2:          7.95%      Class B-2:     15.90%
                                   Class B-3:          6.30%      Class B-3:     12.60%


Step-up Coupons:                   For all LIBOR Certificates the interest rate will increase on the Distribution Date following the first possible Optional Clean-up Call date, should the call not be exercised. At that time, the
                                   Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class
                                   B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through Rate:       The Class A-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Group I Loan Cap.

Class A-2A Pass-Through Rate:      The Class A-2A certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Group II Loan Cap.

Class A-2B Pass-Through Rate:      The Class A-2B certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Group II Loan Cap.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class A-2C Pass-Through Rate:      The Class A-2C certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Group II Loan Cap.

Class M-1 Pass-Through Rate:       The Class M-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

Class M-2 Pass-Through Rate:       The Class M-2 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable and

                                         (ii)  the Pool Cap.

Class M-3 Pass-Through Rate:       The Class M-3 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

Class M-4 Pass-Through Rate:       The Class M-4 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

Class M-5 Pass-Through Rate:       The Class M-5 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

Class M-6 Pass-Through Rate:       The Class M-6 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

Class B-1 Pass-Through Rate:       The Class B-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

Class B-2 Pass-Through Rate:       The Class B-2 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

Class B-3 Pass-Through Rate:       The Class B-3 certificates will accrue interest at a per annum rate equal to the lesser of:

                                         (i)   one-month LIBOR plus [___] bps ([___] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and

                                         (ii)  the Pool Cap.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Group I Loan Cap:                  Product of:

                                         (i)   (a) the weighted average of the mortgage rates for the Group I Mortgage Loans (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any
                                               Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider from Available Funds, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap
                                               Termination Payment (other than a Defaulted Swap Termination Payment) made to the
                                               Swap Provider from Available Funds and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and
                                               (y) 12; and

                                         (ii)  a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Group II Loan Cap:                 Product of:

                                         (i)   (a) the weighted average of the mortgage rates for the Group II Mortgage Loans (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any
                                               Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider from Available Funds, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap
                                               Termination Payment (other than a Defaulted Swap Termination Payment) made to the
                                               Swap Provider from Available Funds and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and
                                               (y) 12; and

                                         (ii)  a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Pool Cap:                          The weighted average of (a) Group I Loan Cap and (b) Group II Loan Cap weighted on the basis of the related Group Subordinate Amount.

Group Subordinate Amount:          For any Distribution Date,

                                         (i)   for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related
                                               Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such Distribution Date and

                                         (ii)  for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related
                                               Due Period over the Class Certificate Balance of the Class A-2 Certificates
                                               immediately prior to such Distribution Date.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Basis Risk Carry Forward Amount:   On any Distribution Date and for any class of LIBOR Certificates is the sum of:

                                         (x)   the excess of:

                                               (i)   the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, over

                                               (ii)  the amount of interest that class of certificates are entitled to receive on that Distribution Date based on the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, and

                                         (y)   the unpaid portion of any such excess described in clause (x) from prior Distribution
                                               Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II
                                               Loan Cap or the Pool Cap, as applicable).

Interest Distributions on the      On each Distribution Date, distributions from available funds will be allocated as follows:
LIBOR Certificates:
                                         (i)    to the Supplemental Interest Account, net swap payments and certain swap termination payments owed to the Swap Provider, if any;

                                         (ii)   from the Interest Remittance Amount attributable to the Group I Mortgage Loans according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Class A-1 certificates and second, to the Class A-2 Certificates to the extent unpaid in (iii)
                                                below;

                                         (iii)  from the Interest Remittance Amount attributable to the Group II Mortgage Loans according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Class A-2
                                                Certificates and second, to the Class A-1 certificates to the extent unpaid in (ii)
                                                above;

                                         (iv)   from any remaining Interest Remittance Amounts to the Class M-1 certificates, their
                                                Accrued Certificate Interest;

                                         (v)    from any remaining Interest Remittance Amounts to the Class M-2 certificates, their
                                                Accrued Certificate Interest;

                                         (vi)   from any remaining Interest Remittance Amounts to the Class M-3 certificates, their
                                                Accrued Certificate Interest;

                                         (vii)  from any remaining Interest Remittance Amounts to the Class M-4 certificates, their
                                                Accrued Certificate Interest;

                                         (viii) from any remaining Interest Remittance Amounts to the Class M-5 certificates, their
                                                Accrued Certificate Interest;

                                         (ix)   from any remaining Interest Remittance Amounts to the Class M-6 certificates, their
                                                Accrued Certificate Interest;

                                         (x)    from any remaining Interest Remittance Amounts to the Class B-1 certificates, their
                                                Accrued Certificate Interest;

                                         (xi)   from any remaining Interest Remittance Amounts to the Class B-2 certificates, their
                                                Accrued Certificate Interest; and

                                         (xii)  from any remaining Interest Remittance Amounts to the Class B-3 certificates, their
                                                Accrued Certificate Interest.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Principal Distribution on the      On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in
LIBOR Certificates:                effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                   (i)    to the Class A Certificates, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                   (ii)   to the Class M-1 certificates, until their Class Certificate Balance has been reduced to zero;

                                   (iii)  to the Class M-2 certificates, until their Class Certificate Balance has been reduced to zero;

                                   (iv)   to the Class M-3 certificates, until their Class Certificate Balance has been reduced to zero;

                                   (v)    to the Class M-4 certificates, until their Class Certificate Balance has been reduced to zero;

                                   (vi)   to the Class M-5 certificates, until their Class Certificate Balance has been reduced to zero;

                                   (vii)  to the Class M-6 certificates, until their Class Certificate Balance has been reduced to zero;

                                   (viii) to the Class B-1 certificates, until their Class Certificate Balance has been reduced to zero;

                                   (ix)   to the Class B-2 certificates, until their Class Certificate Balance has been reduced to zero; and

                                   (x)    to the Class B-3 certificates, until their Class Certificate Balance has been reduced to zero.

                                   On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                   (i)    to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class
                                          A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                   (ii)   to the Class M-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                   (iii)  to the Class M-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                   (iv)   to the Class M-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                   (v)    to the Class M-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                   (vi)   to the Class M-5 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                   (vii)  to the Class M-6 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                   (viii) to the Class B-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                   (ix)   to the Class B-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                                   (x)    to the Class B-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Principal            All principal distributions to the holders of the Class A Certificates on any Distribution Date
Payments to Class A                will be allocated concurrently between the Class A-1 certificates and the Class A-2 Certificates,
Certificates:                      based on the Class A Principal Allocation Percentage for the Class A-1 certificates and the Class
                                   A-2 Certificates, as applicable. However, if the Class Certificate Balances of the Class A
                                   Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates,
                                   Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.
                                   Group, pro rata, on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Class A-2
                                   Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                   Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the
                                   Class A-2B certificates and third, to the Class A-2C certificates, in each case, until their
                                   Class Certificate Balance has been reduced to zero.

                                   Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates in proportion to their respective Class Certificate Balances until their Class Certificate Balance has been reduced to zero.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly          For any Distribution Date, any Net Monthly Excess Cash Flow shall be paid as follows:
Excess Cash Flow:
                                   (a)   to the holders of the Class M-1 certificates, any Unpaid Interest Amount;

                                   (b)   to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount;

                                   (c)   to the holders of the Class M-2 certificates, any Unpaid Interest Amount;

                                   (d)   to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount;

                                   (e)   to the holders of the Class M-3 certificates, any Unpaid Interest Amount;

                                   (f)   to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount;

                                   (g)   to the holders of the Class M-4 certificates, any Unpaid Interest Amount;

                                   (h)   to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount;

                                   (i)   to the holders of the Class M-5 certificates, any Unpaid Interest Amount;

                                   (j)   to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount;

                                   (k)   to the holders of the Class M-6 certificates, any Unpaid Interest Amount;

                                   (l)   to the holders of the Class M-6 certificates, any Unpaid Realized Loss Amount;

                                   (m)   to the holders of the Class B-1 certificates, any Unpaid Interest Amount;

                                   (n)   to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount;

                                   (o)   to the holders of the Class B-2 certificates, any Unpaid Interest Amount;

                                   (p)   to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount;

                                   (q)   to the holders of the Class B-3 certificates, any Unpaid Interest Amount;

                                   (r)   to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount;

                                   (s)   to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that
                                         Distribution Date;

                                   (t)   from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution
                                         Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the
                                         LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid (a) first, pro rata, based upon their respective Class Certificate Balances only with respect to those Class A
                                         Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                                   (u)   to the Class X certificates, those amounts as described in the pooling and servicing agreement;

                                   (v)   to the holders of the Class R certificates, any remaining amount;

                                   (w)   to the extent not paid from available funds, from the Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from prior Distribution Dates, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                                   (x)   to the extent not paid from available funds, from the Supplemental Interest Account, to pay
                                         Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates remaining unpaid in the same order of priority as described in (t) above;

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly          (y)   to the extent not paid from available funds, from the Supplemental Interest Account, to pay
Excess Cash Flow (cont'd):               any principal on the Class A Certificates, on the Class M Certificates and on the Class B
                                         Certificates, in accordance with the principal payment provisions described above (under
                                         "Principal Distributions on the LIBOR Certificates") in an amount necessary to restore the applicable Specified Subordinated Amount as a result of current or prior realized losses not previously reimbursed;

                                   (z)   to the extent not paid from available funds, from the Supplemental Interest Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B
                                         Certificates, sequentially; and

                                   (aa)  from the Supplemental Interest Account, any remaining amounts to be distributed to the
                                         Class X certificates in accordance with the pooling and servicing agreement.

Interest Remittance Amount:        With respect to any Distribution Date and the mortgage loans in a loan group, that portion of available funds attributable to interest relating to the mortgage loans in that mortgage loan group after taking into account any payments made to the Swap Provider.

Accrued Certificate Interest:      For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Principal Distribution Amount:     For each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for
                                   that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution
                                   Date.

Basic Principal Distribution       With respect to any Distribution Date, the excess of (i) the aggregate Principal
Amount:                            Remittance Amount for that Distribution Date over (ii) the Excess Subordinated
                                   Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:      Available funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR certificates and after taking into account any payments made to the Swap
                                   Provider, as described under "Interest Distributions on the LIBOR Certificates" and "Principal
                                   Distributions on the LIBOR Certificates" above.

Extra Principal Distribution       As of any Distribution Date, the lesser of (x) the Total Monthly Excess Spread for that
Amount:                            Distribution Date and (y) the Subordination Deficiency, if any, for that Distribution Date.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Total Monthly Excess Spread:       As to any Distribution Date equals the excess, if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the
                                   Servicer for the related Servicer Remittance Date, net of the servicing fee and the custodian fee, over (y) the sum of the amount paid as interest to the Certificates at their respective
                                   Pass-Through Rates and any Net Swap Payment and Swap Termination Payment (other than a Defaulted
                                   Swap Termination Payment) payable to the Swap Provider from available funds.

Subordinated Amount:               With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal
                                   Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified Subordinated Amount:     Prior to the Stepdown Date, an amount equal to 6.30% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. On and after the Stepdown Date, an amount equal to
                                   12.60% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date
                                   (after taking into account principal received on the mortgage loans that is distributed on that
                                   Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the Cut-off Date; provided, however, that if, on any
                                   Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the
                                   Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:        With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on that
                                   Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:          With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated
                                   Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance Amount:       With respect to any Distribution Date, to the extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication)
                                   with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment
                                   Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up Call (to the extent they relate to principal).

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class A Principal Allocation       For any Distribution Date is the percentage equivalent of a fraction, determined as follows:
Percentage:
                                   (1)   with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

                                   (2)   with respect to the Class A-2 Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

Class A Principal Distribution     For any Distribution Date is the excess of (a) the aggregate Class Certificate Balance of the
Amount:                            Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x)
                                   approximately 42.60% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

Class M-1 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date) and (b) the Class Certificate
                                   Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 51.50% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                   Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

Class M-2 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date) and (c) the Class Certificate Balance of
                                   the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                   (a) approximately 59.80% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

Class M-3 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of
                                   the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                   Distribution Amount on that Distribution Date) and (d) the Class Certificate Balance of the Class
                                   M-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                   approximately 64.70% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-4 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of
                                   the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                   Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class
                                   M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution
                                   Amount on that Distribution Date) and (e) the Class Certificate Balance of the Class M-4
                                   certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                   approximately 69.30% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

Class M-5 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of
                                   the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                   Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class
                                   M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution
                                   Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4
                                   certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                   Amount on that Distribution Date) and (f) the Class Certificate Balance of the Class M-5
                                   certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                   approximately 73.70% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

Class M-6 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of
                                   the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                   Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class
                                   M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution
                                   Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4
                                   certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                   Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5
                                   certificates (after taking into account distribution of the Class M-5 Principal Distribution
                                   Amount on that Distribution Date) and (g) the Class Certificate Balance of the Class M-6
                                   certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                   approximately 77.40% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-1 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of
                                   the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                   Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class
                                   M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution
                                   Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4
                                   certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                   Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5
                                   certificates (after taking into account distribution of the Class M-5 Principal Distribution
                                   Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6
                                   certificates (after taking into account distribution of the Class M-6 Principal Distribution
                                   Amount on that Distribution Date) and (h) the Class Certificate Balance of the Class B-1
                                   certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                   approximately 80.90% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

Class B-2 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of
                                   the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                   Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class
                                   M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution
                                   Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4
                                   certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                   Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5
                                   certificates (after taking into account distribution of the Class M-5 Principal Distribution
                                   Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6
                                   certificates (after taking into account distribution of the Class M-6 Principal Distribution
                                   Amount on that Distribution Date), (h) the Class Certificate Balance of the Class B-1
                                   certificates (after taking into account distribution of the Class B-1 Principal Distribution
                                   Amount on that Distribution Date) and (i) the Class Certificate Balance of the Class B-2
                                   certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                   approximately 84.10% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-3 Principal                With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class
Distribution Amount:               Certificate Balances of the Class A Certificates (after taking into account distribution of the
                                   Class A Principal Distribution Amount on that Distribution Date), (b) the Class Certificate
                                   Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1
                                   Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of
                                   the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal
                                   Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class
                                   M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution
                                   Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4
                                   certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                   Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5
                                   certificates (after taking into account distribution of the Class M-5 Principal Distribution
                                   Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6
                                   certificates (after taking into account distribution of the Class M-6 Principal Distribution
                                   Amount on that Distribution Date), (h) the Class Certificate Balance of the Class B-1
                                   certificates (after taking into account distribution of the Class B-1 Principal Distribution
                                   Amount on that Distribution Date), (i) the Class Certificate Balance of the Class B-2
                                   certificates (after taking into account distribution of the Class B-2 Principal Distribution
                                   Amount on that Distribution Date) and (j) the Class Certificate Balance of the Class B-3
                                   certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                   approximately 87.40% of the aggregate Stated Principal Balance of the mortgage loans for that
                                   Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over approximately $5,764,622.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

                             Swap Agreement Schedule
--------------------------------------------------------------------------------

          Distribution   Distribution       Swap Notional
             Period          Date            Schedule ($)     Rate (%)
          ------------   --------------   ----------------   ---------
               1         June 2007        1,075,857,112.12   [5.2200]%
               2         July 2007        1,055,165,561.80   [5.2117]%
               3         August 2007      1,027,917,161.10   [5.2034]%
               4         September 2007     999,937,462.84   [5.1951]%
               5         October 2007       971,301,161.86   [5.1867]%
               6         November 2007      942,084,953.36   [5.1784]%
               7         December 2007      912,367,181.67   [5.1701]%
               8         January 2008       881,867,061.48   [5.1618]%
               9         February 2008      851,038,774.68   [5.1535]%
              10         March 2008         819,964,444.05   [5.1452]%
              11         April 2008         788,734,362.82   [5.1369]%
              12         May 2008           758,035,311.02   [5.1285]%
              13         June 2008          728,327,855.28   [5.1202]%
              14         July 2008          699,789,939.17   [5.1119]%
              15         August 2008        672,375,744.02   [5.1036]%
              16         September 2008     646,040,194.12   [5.0953]%
              17         October 2008       620,735,133.73   [5.0870]%
              18         November 2008      596,415,104.95   [5.0787]%
              19         December 2008      572,870,327.93   [5.0703]%
              20         January 2009       536,637,307.25   [5.0620]%
              21         February 2009      496,076,479.85   [5.0537]%
              22         March 2009         455,184,596.09   [5.0454]%
              23         April 2009         417,843,904.27   [5.0371]%
              24         May 2009           383,763,089.69   [5.0288]%
              25         June 2009          353,370,914.25   [5.0205]%
              26         July 2009          326,551,151.98   [5.0121]%
              27         August 2009        302,968,851.03   [5.0038]%
              28         September 2009     282,116,652.54   [4.9955]%
              29         October 2009       263,581,833.81   [4.9872]%
              30         November 2009      247,026,460.82   [4.9789]%
              31         December 2009      232,173,424.57   [4.9706]%
              32         January 2010       218,793,001.00   [4.9623]%
              33         February 2010      206,693,175.35   [4.9539]%
              34         March 2010         195,706,023.90   [4.9456]%
              35         April 2010         185,694,491.71   [4.9373]%
              36         May 2010           176,541,882.26   [4.9290]%
              37         June 2010          167,971,846.15   [4.9207]%
              38         July 2010          159,837,866.69   [4.9124]%
              39         August 2010        152,062,208.43   [4.9041]%
              40         September 2010     144,628,239.62   [4.8957]%
              41         October 2010       137,520,627.76   [4.8874]%
              42         November 2010      130,724,768.26   [4.8791]%
              43         December 2010      124,226,822.16   [4.8708]%
              44         January 2011       118,301,917.18   [4.8625]%
              45         February 2011      112,636,231.49   [4.8542]%
              46         March 2011         107,218,214.69   [4.8459]%
              47         April 2011         102,036,918.73   [4.8375]%
              48         May 2011            97,081,887.49   [4.8292]%
              49         June 2011           92,343,118.05   [4.8209]%
              50         July 2011           87,811,058.30   [4.8126]%
              51         August 2011         83,476,659.55   [4.8043]%
              52         September 2011      79,331,221.19   [4.7960]%
              53         October 2011        75,366,343.85   [4.7877]%
              54         November 2011       71,574,018.47   [4.7794]%
              55         December 2011       67,946,642.83   [4.7710]%
              56         January 2012        64,693,116.32   [4.7627]%
              57         February 2012       61,577,380.63   [4.7544]%
              58         March 2012 and                 --          --
                         thereafter

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                       May 29, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR3
--------------------------------------------------------------------------------

                      Interest Rate Cap Agreement Schedule
--------------------------------------------------------------------------------

          Distribution    Distribution     Cap Notional
             Period          Date           Amount ($)    Strike (%)
          ------------   --------------   -------------   ----------
               1         June 2007                   --           --
               2         July 2007        12,550,180.99      [5.37]%
               3         August 2007      17,101,327.81      [5.37]%
               4         September 2007   21,683,452.57      [5.37]%
               5         October 2007     26,271,472.77      [5.37]%
               6         November 2007    30,839,914.36      [5.37]%
               7         December 2007    35,363,079.08      [5.37]%
               8         January 2008     39,792,211.87      [5.37]%
               9         February 2008    44,122,293.57      [5.37]%
              10         March 2008       48,327,851.20      [5.37]%
              11         April 2008       52,382,480.82      [5.37]%
              12         May 2008         56,156,118.91      [5.37]%
              13         June 2008        59,572,667.99      [5.37]%
              14         July 2008        62,613,672.99      [5.37]%
              15         August 2008      65,301,339.82      [5.37]%
              16         September 2008   67,656,925.85      [5.37]%
              17         October 2008     69,701,641.14      [5.37]%
              18         November 2008    71,455,269.49      [5.37]%
              19         December 2008    72,969,661.55      [5.37]%
              20         January 2009     76,747,831.32      [5.37]%
              21         February 2009    80,880,499.37      [5.37]%
              22         March 2009       84,458,512.65      [5.37]%
              23         April 2009       86,751,249.35      [5.37]%
              24         May 2009         87,928,136.42      [5.37]%
              25         June 2009        88,031,684.38      [5.37]%
              26         July 2009        87,242,228.70      [5.37]%
              27         August 2009      85,770,702.41      [5.37]%
              28         September 2009   83,826,557.72      [5.37]%
              29         October 2009     81,565,522.33      [5.37]%
              30         November 2009    79,102,843.94      [5.37]%
              31         December 2009    76,524,683.67      [5.37]%
              32         January 2010     73,895,010.98      [5.37]%
              33         February 2010    71,262,597.23      [5.37]%
              34         March 2010       68,660,782.29      [5.37]%
              35         April 2010       66,114,459.43      [5.37]%
              36         May 2010         75,267,068.88      [5.37]%
              37         June 2010        83,837,104.99      [5.37]%
              38         July 2010        78,046,392.98      [5.37]%
              39         August 2010      72,432,188.63      [5.37]%
              40         September 2010   66,587,311.41      [5.37]%
              41         October 2010     60,447,490.69      [5.37]%
              42         November 2010    54,001,972.62      [5.37]%
              43         December 2010    47,261,194.30      [5.37]%
              44         January 2011     39,950,087.56      [5.37]%
              45         February 2011    32,383,442.55      [5.37]%
              46         March 2011       24,572,125.80      [5.37]%
              47         April 2011       16,526,992.65      [5.37]%
              48         May 2011          8,258,433.58      [5.37]%
              49         June 2011 and               --           --
                         thereafter

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.